                                                                    Exhibit 11.1
                             THERATX, INCORPORATED
                  COMPUTATION OF HISTORICAL EARNINGS PER SHARE
                    (In thousands, except per share data)

                                                                                                         THREE MONTHS ENDED
                                                                                                             MARCH 31,
                                                                                                     -------------------------
                                                                                                        1996           1995
                                                                                                     ---------      ----------
                 PRIMARY
                   Weighted average common stock outstanding during the period   . . . . . . . .        20,446          18,986
                   Dilutive effect of common stock equivalents   . . . . . . . . . . . . . . . .           243             612
                                                                                                     ---------      ----------
                     Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20,689          19,598
                                                                                                     =========      ==========
                   Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $   5,324      $    2,926
                                                                                                     =========      ==========

                   Net income per share  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $    0.26      $     0.15
                                                                                                     =========      ==========

                 FULLY DILUTED
                   Weighted average common stock outstanding during the period   . . . . . . . .        20,446          18,986
                   Dilutive effect of common stock equivalents   . . . . . . . . . . . . . . . .           257             612
                                                                                                     ---------      ----------
                      Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20,703          19,598
                                                                                                     =========      ==========

                   Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $   5,324      $    2,926
                                                                                                     =========      ==========
                   Net income per share  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $    0.26     $      0.15
                                                                                                     =========      ==========